Exhibit 4
                                    ---------

                       EMMET, MARVIN & MARTIN, LLP            177 MADISON AVENUE
                           COUNSELLORS AT LAW             MORRISTOWN, NEW JERSEY 07960
                                                               (973) 538-5600
                                  _____                      FAX: (973) 538-6448
                              120 Broadway                          _____
                        New York, New York 10271
                                                        1007 ORANGE STREET, SUITE 1460
                                  _____                   WILMINGTON, DELAWARE 19801
Writer's Direct Dial         (212) 238-3000                   (302) 472-7000
                             (212) 653-1760                 FAX: (302) 472-7120
                                  _____                             _____
                           Fax: (212) 238-3100
                           Fax: (212) 653-1730             1351 WASHINGTON BOULEVARD
                       http://www.emmetmarvin.com      STAMFORD, CONNECTICUT 06902-4543
                                                              (203) 425-1400
                                                            FAX: (203) 425-1410

                                                 November 23, 2005

The Bank of New York,
  as Depositary
101 Barclay Street
New York, New York, 10286

Re: American Depositary Receipts for Ordinary Shares of Neptune Marine Services Limited.
      --------------------------------------------------------------------------

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for ordinary shares of Neptune Marine Services Limited for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                             Very truly yours,

                                             /s/ Emmet, Marvin & Martin, LLP
                                             -------------------------------
                                             EMMET, MARVIN & MARTIN, LLP